8


                           Rampart Capital Corporation

                              (A Texas Corporation)


                                RESTATED BY-LAWS



                                    ARTICLE I


                                     OFFICES


         Section 1.        Registered Office and Agent.


         The registered office shall be located at % C T Corporation, 811 Dallas Avenue, Houston, Texas 77002. The name of the registered agent at such address is C T Corporation System. The Board of Directors may change the Corporation's registered office or registered agent, or both, in the manner set forth in
Article 2.10 of the Texas Business Corporation Act (the "Act").


         Section 2.        Other  Offices.


         The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation requires.


                                   ARTICLE II


                         ANNUAL MEETINGS OF SHAREHOLDERS


         Section 1.        Time and Place of Meetings.


         Annual meetings of shareholders shall be held at such time and place, within or without the State of Texas, as shall be determined by the Board of Directors. At the meeting, shareholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.


         Section 2.        Notice of Annual Meetings.

         Written or printed notice of the annual meeting (but not special as hereinafter defined) stating the place, day and hour of the meeting shall be delivered not less then ten (10) nor more than fifty (50) days before the date of the meeting, either personally, by facsimile or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed t o be delivered three (3) days after deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the share transfer records of the Corporation.


                                   ARTICLE III


                        SPECIAL MEETINGS OF SHAREHOLDERS


         Section 1.        Time and Place of Meetings.


         Special meetings of shareholders, for any purpose, may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting.


         Section 2.        Call of Special Meetings.


         Special meetings of shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President, the Board of Directors or by the Secretary at the request in writing of the holders of not less then one-tenth (1/10) of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.


         Section 3.        Notice Of Special Meetings.


         Written or printed notice of a special meeting stating the place, day and hour of the meeting and purpose or purposes for which the meeting is called shall be delivered not less than two (2) nor more than fifty (50) days before the date of the meeting, either personally, by facsimile or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the share transfer records of the Corporation.


                                   ARTICLE IV


                           QUORUM AND VOTING OF STOCK


         Section 1.        Quorum.


         The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all annual and special meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.








         Section 2.        Voting.


         If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater or lesser number of shares of stock is required by law or the Articles of Incorporation. Once a quorum is present at a meting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles of Incorporation or these By-laws in accordance with the Act, Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of Directors at a meeting of shareholders at which a quorum is present in person or by proxy.


         Section 3.        Votes, Proxies.


         Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation as permitted by the Texas Business Corporation Act. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.


         Section 4.        Action by Written Consent.


         Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.


                                    ARTICLE V


                                    DIRECTORS


         Section 1.        General Powers


         The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised or done by the shareholders.


         Section 2.        Number of Directors.


         The number of Directors  shall be at least one, but not more than seven
(7) and shall be the number to be determined by the Board prior to the next annual meeting of the shareholders. Directors need not be residents of the State of Texas nor shareholders of the Corporation. The Directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.


         Section 3.        Vacancies.


         Any vacancy occurring in the Board of Directors by death, disability, resignation, removal or otherwise may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a newly created Directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.


         Section 4.        Books of Corporation.


         The Directors may keep the books of the Corporation, except such as are required by law to be kept within the state, outside of the State of Texas at such place or places as they may from time to time determine.


         Section 5.        Compensation of Directors.

         Directors, as members of the Board of Directors or any committee thereof, shall be entitled to receive compensation for their services on such terms and conditions as may be determined from time to time by the Board of Directors. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Initial compensation for the Directors, until the next Annual Meeting shall be no more than $1,000 per Director per board meeting. In addition, the Corporation shall reimburse each Director for all travel, food and related expenses as its deems necessary with respect to any meeting of the Board of Directors.


                                                         ARTICLE VI


                       MEETINGS OF THE BOARD OF DIRECTORS


         Section 1.        Time and Place of Meetings.


         Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas, at such time and place as set in the Notice of Meting.


         Section 2.        First Meeting of New Board.


         The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders and at the same place, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the Directors.


         Section 3.        Regular Meetings.


         Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.


         Section 4.        Special Meetings.


         Special meetings of the Board of Directors may be called by the President on three days' notice to each director, either personally, by mail, by facsimile, or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.


         Section 5.        Waiver of Notice.


         Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Such position must be set forth in writing by such Director and be delivered upon arrival at such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


         Section 6.        Quorum.


         A majority of the Directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the Articles of Incorporation. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting form time to time, without notice other than announcement at the meeting, until a quorum shall be present. Directors may not vote by proxy at any meeting of the Board of Directors.
Directors with an interest in a business transaction of the Corporation and Directors who are Directors or officers or have a financial interest in any other corporation, partnership, association or other organization with which the Corporation is transacting business may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee of the Board of Directors to authorize such business transaction.


        Section 7.Action by Unanimous Consent.


        Unless otherwise provided by the Articles of Incorporation or By-laws, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, or counterparts thereof, setting forth the action so taken, is signed by all the members of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.





        Section 8.Meetings by Communications Equipment.


        Unless otherwise provided by the Articles of Incorporation or By-laws, any action required or permitted to be taken at a meeting of the Board of Directors may be taken by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                   ARTICLE VII

                      COMMITTEES OF THE BOARD OF DIRECTORS


        Section 1.Executive Committee.

        The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by the By-laws or otherwise, may designate three (3) or more Directors (but only in odd numbers) to constitute an Executive Committee, which committee, to the extent provided in such resolution or in the Articles of Incorporation or By-laws, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law. Vacancies in the membership of the Executive Committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.


         Section 2.        Other Committees.


         The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate from among its members one or more committees in addition to the Executive Committee, each of which shall be composed of one or more or its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee or in the Articles of Incorporation or these By-laws, shall have and may exercise all of the authority of the Board of Directors, except where action of the Board of Directors is required by the Act or by the Articles of
Incorporation. Any member of a committee of the Board of Directors may be removed, for or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any vacancy or vacancies occur in a committee of the Board of Directors caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 3.        Action by Unanimous Consent.

        Any action required or permitted to be taken at a meeting of the Executive Committee or other committee may be taken without a meeting if a consent, in writing, setting forth the action so taken, is signed by all the members of the respective committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the minute book.


Section 4.        Meetings by Communications Equipment.


         Unless otherwise provided by the Articles of incorporation or By-laws, any action required or permitted to be taken at a meeting of the Executive Committee or other committee may be taken by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE VIII


                                     NOTICES


         Section 1.        Form of Notice.


         Whenever under the provisions of the Act or of the Articles of Incorporation or of these By-laws notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by facsimile or by mail, addressed to such director or shareholder at his address as it appears on the records of the Corporation with postage thereon prepaid and such notice shall be deemed to be given three (3) days after the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram and facsimile or other means of immediate communication. Any notice required or permitted to be given by telegram, facsimile or other means of immediate communication shall be deemed to be given at the time of actual delivery.


         Section 2.        Waiver of Notice.


         Whenever any notice whatsoever is required to be given under the provisions of the statutes or under the provisions of the Articles of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.





                                   ARTICLE IX


                               OFFICERS AND AGENTS


         Section 1.        General.


         The officers of the Corporation shall include a President and a Secretary, each of whom shall be elected by the Board of Directors. Such other officers, including a Chairman of the Board, Chief Executive Officer, Vice Presidents, a Treasurer and assistant officers, as may be deemed necessary, may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person. No officer, assistant officer or agent need be a shareholder, a director or a resident of Texas. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.





         Section 2.        Election.

         The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting or such meeting shall not have been held, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 4.        Removal.


         Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.


         Section 5.        Authority, Duties of Officers and Agents.


         Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these By-laws or as may be determined by resolution of the Board of Directors not inconsistent with these By-laws.


         Section 6.        Compensation of Officers and Agents.


         The salaries and compensation of officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.


         Section 7.        Chairman of the Board.


         If there be a Chairman of the Board of Directors, he shall be chosen from among the Directors. He shall have the power to call special meetings of the shareholders and of the Directors for any purpose or purposes, and he shall preside at all meetings of the shareholders and of the Board of Directors, unless he shall be absent or unless he shall, at his option, designate the Chief Executive Officer, if there be one, or the President to preside in his stead at some particular meeting. He shall advise and counsel the Chief Executive Officer or the President and other officers of the Corporation, and shall exercise such duties as may be assigned to or required of him from time to time by the Board of Directors.


         Section 8.        Chief Executive Officer.


         The Chief Executive Officer, if one be elected by the Board of Directors, shall be the chief executive officer of the Corporation and, subject to the provisions of these By-laws, shall have oversite control of all its business. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside, when present, at all meetings of shareholders and at all meetings of the Board of Directors and shall see that all orders and resolutions of the Board of Directors and the shareholders are carried into effect. The Chief Executive Officer shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these By-laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the chief executive office; and, in general, to exercise all the powers and authority usually pertaining to the Chief Executive Officer of a corporation, except as otherwise provided by these By-laws.


         Section 9.        President.


         If there be a Chairman of the Board of Directors and/or a Chief Executive Officer, the powers and duties of the President shall be subject to the powers and duties of the Chairman of the Board of Directors and/or the Chief Executive Officer. If there be no Chairman and/or Chief Executive Officer, the President shall have all the powers and duties provided for in Section 8.


         Section 10.       Chief  Operating Officer.


         The Chief Operating Officer, if one be elected by the Board of Directors, shall be the chief executive officer of the Corporation and, subject to the provisions of these By-laws, shall have direct management responsibilities for all activities of the Corporation. The Chief Operating Officer shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these By-laws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the chief operating office; and, in general, to exercise all the powers and authority usually pertaining to the Chief Operating Officer of a corporation, except as otherwise provided by these By-laws.



         Section 11.       Vice Presidents.


         The   Vice-President   or,  if  there  shall  be  more  than  one,  the
Vice-Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. In the event such absence or disability occurs, only one Vice President shall be appointed to make decisions for the President unless specific authority is established in writing by a majority of the Board of Directors.


         Section 12.       Assistant Vice President.

         In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President, if any, (or if there be more than one, the Assistant Vice Presidents in the order designated or, in the absence of any designation, then in the order of their election), shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, or the Vice President under whose supervision he is appointed may from time to time prescribe.


         Section 13.       Secretary.


                  The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or President under whose supervision he shall be. The Secretary may delegate to taking minutes of any meeting to any other person.


         Section 14.       Assistant Secretary.

                  The Assistant Secretary or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 15.       Treasurer.


                  The Treasurer (or the Vice President in charge of finance, if one be elected), shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.


         Section 16.       Assistant Treasurer.


         The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                                 ARTICLE X


                                 GENERAL COUNSEL

                  The Board of Directors may appoint a general counsel for the Corporation at compensation to be set by the Board. The general counsel, as such, shall not be an officer of the Corporation unless the Board of Directors shall so designate him in the resolution of appointment, but the person designated as general counsel may hold any other office to which he is elected. The Board may appoint an individual lawyer or a law firm as the general counsel of the Corporation, as it may elect. If a law firm should be selected, then one member thereof shall be designated as the particular lawyer in such firm whose personal services are contemplated. The General Counsel shall, when called upon, counsel and advise with the officers of this Corporation on any legal matters which may arise in the conduct of the Corporation's business, shall handle all claims and litigation involving the Corporation, and shall perform such further legal services as may be contemplated in the contract of employment.


                                   ARTICLE XI


                       POWER TO INDEMNIFY AND TO PURCHASE


                     INDEMNITY INSURANCE; DUTY TO INDEMNIFY


         Section 1.        In this Article XI:


         (a) "Corporation," includes any domestic or foreign predecessor entity of the Corporation in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Corporation by operation of law and in any other transaction in which the Corporation assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this Article.


         (b) "Director" means any person who is or was a director of the Corporation, any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, attorney, accountant, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.


         (c) "Expenses" include court costs and attorneys' fees.


         (d)      "Official capacity", means:


     (1) when used with respect to a director, the office of director in the Corporation; and



                  (2) when used with respect to a person other than a director, the elective or appointive office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Corporation, but


                  (3) in both Paragraph (1) and (2) does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.


         (e) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         Section 2. The Corporation shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the Corporation only if it is determined in accordance with Section 6 of this Article XI that the person:


         (a)      conducted himself in good faith;

         (b)      reasonably believed:

     (1) in the case of conduct in his official capacity as a director of the Corporation, that his conduct was in the Corporation's best interests; and


              (2) in all other cases, that his conduct was at least not opposed to the Corporation's best interests; and


         (c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.


         Section 3. Except to the extent permitted by Section 5 of this Article, a director may not be indemnified under Section 2 of this Article in respect of a proceeding:


         (a) in which the person is found to be liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or


         (b) in which the person is found liable to the Corporation.


         Section 4. The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contenders or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section 2 of this Article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.


         Section 5. A person may be indemnified under Section 2 of this Article against judgments, penalties (including excise and similar taxes), fines, settlement, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification:


     (a) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; and


         (b) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

         Section 6. A determination of  indemnification  under Section 2 of this
Article XI must be made:


     (a) by a majority vote of a quorum consisting of Directors who at the time of the vote are not named defendants or respondents in the proceeding;

         (b) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors designated to act in the matter by a majority vote of all Directors, consisting solely of two or more Directors who at the time of the vote are not named defendants or respondents in the proceeding;

         (c) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in Subsection (a) or (b) of this Section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all Directors; or


         (d) by the shareholders in a vote that excludes the shares held by Directors who are named defendants or respondents in the proceeding.


         Section 7. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel (who can be the general counsel,, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection
(c) of Section 6 of this Article XI for the selection of special legal counsel (who can be the general counsel). A provision contained in the Articles of Incorporation, the By-laws, a resolution of shareholders or Directors, or an agreement that makes mandatory the indemnification permitted under Section 2 of this Article XI shall be deemed to constitute authorization of indemnification in the manner required by this Section 7 even though such provision may not have been adopted or authorized in the same manner as the determination that indemnification is permissible.


         Section 8. The Corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.


         Section 9. If, in a suit for the indemnification required by Section 8 of this Article XI, a court of competent jurisdiction determines, that the director is entitled to indemnification under that Section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.


         Section 10. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in Section 2 of this Article XI or has been adjudged liable in the circumstances described by Section 3 of this Article XI, the court may order the indemnification that the court determines is proper and equitable. The court shall limit indemnification to reasonable expenses if the proceeding is brought by or in behalf of the Corporation or if the director is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity.

         Section 11. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding and without any of the determination specified in Section 6 and 7 of this Article XI, after the Corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article XI and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements.


         Section  12. The  written  undertaking  required  by Section 11 of this
Article XI must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.


         Section 13. A provision for the Corporation to indemnify or to advance expenses to a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding, whether contained in the Articles of Incorporation, the By-laws, a resolution of shareholders or Directors, an agreement or otherwise, except in accordance with Section 18 of this Article XI, is valid only to the extent it is consistent with this Article XI as limited by the Articles of Incorporation, if such a limitation exists.


         Section 14. Notwithstanding any other provision of this Article XI, the Corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.


         Section 15. An officer of the Corporation shall be indemnified as, and to the same extent, provided by Sections 8, 9, and 10 of this Article XI for a director and is entitled to seek indemnification under those sections to the same extent as a director. The Corporation may indemnify and advance expenses to an officer, employee, or agent of the Corporation to the same extent that it may indemnify and advance expenses to Directors under this Article XI.


         Section 16. The Corporation may indemnify and advance expenses to persons who are not or were not officers, employees, or agents of the Corporation who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venturer sole proprietorship, trust, employee benefit plan or other enterprise, to the same extent that it may indemnify and advance expenses to Directors under this Article XI.


         Section 17. The Corporation may indemnify and advance expenses to an officer, employee or agent, or person who is identified in Section 16 of this
Article XI and who is not a director to such further extent, consistent with law, as may be provided by the Articles of Incorporation, By-laws, general or specific action of the Board of Directors, or contract or as permitted or required by common law.


         Section 18. The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Corporation would have the power to indemnify him against that liability under this Article XI. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation:


         (a)      create a trust fund;


         (b)      establish any form of self-insurance;


         (c) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or


         (d) establish a letter of credit, guaranty, or surety arrangement.


         The insurance or other arrangement may be procured, maintained, or established within the Corporation or with any insurer or other person deemed appropriate by the Board of Directors regardless of whether all or part of the stock or other securities of the insurer `or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the Board of Directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the Directors approving the insurance or arrangement to liability, on any ground, regardless of whether Directors participating in the approval are beneficiaries of the insurance or arrangement. The Corporation shall reimburse said persons (in addition to above insurance) any applicable paid by said persons.


         Section 19. Any indemnification of or advance of expenses to a director in accordance with this Article XI shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to the shareholders of a consent to action without a meeting pursuant to Section A, Article 9.10 of the Texas Business Corporation Act and, in any case, within the 12-month period immediately following the date of the indemnification or advance.


         Section 20. For purposes of this Article XI, the Corporation is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.


                                   ARTICLE XII


                             CERTIFICATES FOR SHARES


         Section 1.        Form of Certificate.

         The shares of capital stock of the Corporation shall be represented by certificates signed by the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation.


         When the Corporation is authorized to issue shares of more than one class, every certificate shall set forth upon the face or back of such certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.





         Section 2.        Facsimile  Signatures.


         The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate was issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.


         Section 3.        Lost Certificates.


         The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.


         Section 4.        Transfer of Shares.


         Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the Corporation.


         Section 5.        Registered Shareholders.


         The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive distributions or dividends, to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Texas.


         Section 6.        List of Shareholders.


         The officer or agent having charge of the transfer books for shares shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.


                                  ARTICLE XIII


                               GENERAL PROVISIONS


         Section 1.        Distributions and Dividends

         Subject to the Articles of Incorporation, distributions or share dividends may be declared by the Board of Directors at any regular or special meeting. Distributions and dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the Act and the Articles of Incorporation. The declaration and payment of distributions and dividends shall be at the discretion of the Board of Directors.


         Before payment of any distribution or dividend, there may be set aside out of any funds of the Corporation available for distributions or dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing distributions or dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.


         Section 3.        Checks.


         All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 4.        Fiscal Year.


         The fiscal year of the Corporation shall be fixed resolution of the Board of Directors.


         Section 5.        Seal.


         The Corporation shall not have a corporate seal.


                                   ARTICLE XIV


                                   AMENDMENTS


         These By-laws may be altered, amended or repealed or new By laws may be adopted at any regular or special meeting of the Board of Directors at which a quorum is present or represented by the affirmative vote of a majority of the Directors present, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting subject to repeal or change by action of the shareholders.

         No By-law shall be adopted by the Directors which shall require more than a majority of the voting shares for a quorum at a meeting of shareholders, nor more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law or by the Articles of Incorporation.



                                    ARTICLE X



                                                ADOPTION OF RESTATED BYLAWS



         The foregoing restated bylaws were adopted by the Board of Directors on December 23, 1998 to be effective January 1, 1999.



Original signed by Charles W. Janke

Charles W. Janke, Director



Original signed by James J. Janke

James J. Janke, Director



Original signed by J. H. Carpenter

J. H. Carpenter, Director



Attested to, and certified by:



Original signed by J. H. Carpenter

J. H. Carpenter, Secretary